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EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the use in this Registration Statement on Form S-1 of (i) our report dated May 23, 2006, relating to the consolidated financial statements of CAM Holdings LLC (the "Company") (which report expresses an unqualified opinion and includes explanatory paragraphs concerning a change in accounting principle and a change in the Company's year end), (ii) our report dated May 23, 2006, relating to the financial statement of Rhino Resource Partners, L.P., (iii) our report dated May 23, 2006, relating to the financial statement of Rhino GP LLC, appearing in the Prospectus, which is part of this Registration Statement, and of (iv) our report dated May 23, 2006, relating to the consolidated financial statement schedule of the Company appearing elsewhere in this Registration Statement.

        We also consent to the reference to us under the heading "Experts" in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

Louisville, Kentucky
June 8, 2006

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  EXHIBIT 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM